Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (No. 333-268611, No. 333-267065, and No. 333-233544) on Form S-3 and the registration statements (No. 333-238940, No. 333-214885, No. 333-213545, No. 333-175355, No. 333-167755, and No. 333-127001) on Form S-8 of our report dated March 1, 2021, with respect to the consolidated financial statements of American Equity Investment Life Holding Company.
/s/ KPMG LLP
Des Moines, Iowa
August 9, 2023